Registration No.33-84894
                                                              Rule 424 (b)(3)

           SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JUNE 20, 1996

                    MLCC Mortgage Investors, Inc., Seller
            Mortgage Loan Asset Backed Pass-Through Certificates,
                            Series 1996-B, Class A

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer

-----------------------------------------------------------------

     On June 27, 1996, the Mortgage Loan Asset Backed Pass-Through Certificates, Series 1996-B, Class A (the "Certificates") were issued in an approximate original aggregate principal amount of $475,949,946. The Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1996 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth on page S-28 of the Prospectus Supplement are hereby updated, in their entirety, as follows:


         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)

                               December 31, 1996       December 31, 1995        December 31, 1994
                             ----------------------  ---------------------   -----------------------
                              Number of              Number of               Number of
                             PrimeFirst   Principal PrimeFirst  Principal    PrimeFirst    Principal
                                Loans      Amount      Loans      Amount       Loans        Amount
                             -----------  ---------- ---------- -----------  ---------- ------------
PrimeFirst Loans
  Outstanding . . . . . . .    11,054  $4,331,131     8,272    $3,536,761      7,615    $3,351,328
Delinquency Period
  30-59 Days  . . . . . . .       180  $   84,297       127    $   56,370        121    $   86,279
  60-89 Days  . . . . . . .        19       6,583        13         7,917         20        18,152
  90 Days or More*  . . . .        29      27,590        44        45,749         17        19,257
                               ------   ---------      ----    ----------       ----    ----------
     Total Delinquency  . .       228  $  118,470       184    $  110,036        158    $  123,688
                               ======  ==========      ====    ==========       ====    ==========

Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . .      2.06%       2.74%     2.22%       3.11%        2.07%         3.69%
Foreclosures  . . . . . . .       29   $   39,100        28   $    38,209         18    $   15,637

Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . .      0.26%       0.90%     0.34%         1.11%      0.24%         0.47%

_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                               Year Ended         Year Ended           Year Ended
                                            December 31, 1996  December 31, 1995   December 31, 1994
                                            -----------------  -----------------   ------------------

Average Principal Balance of PrimeFirst
Loan Portfolio  . . . . . . . . . . . . . .        $3,933,946          $3,444,045           $2,807,875
Average Number of PrimeFirst Loans
Outstanding During the Period . . . . . . .             9,663               7,944                6,287
Gross Charge-offs . . . . . . . . . . . . .        $    6,157          $    1,840           $      457
Recoveries  . . . . . . . . . . . . . . . .                 0                   0                    0
                                                   ----------          -----------          ----------
Net Charge-offs . . . . . . . . . . . . . .        $    6,157          $    1,840           $      457
                                                   ==========          ============         ==========
Net Charge-offs as a percent of Average
  Principal Balance Outstanding . . . . . .             0.16%               0.05%                0.02%


     The first two tables set forth on page S-29 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

              REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                                        As of December 31,
                                       --------------------------------------------------------------------------------------
                                        1991            1992           1993            1994            1995           1996
                                       ------          --------      -------          -------         -----           -----
Number of revolving credit
  line loans serviced . . . . .           15,913          15,084          13,839         15,598          25,056          28,368
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . .       $1,073,492      $1,062,930      $1,037,427     $1,079,693      $1,293,483      $1,353,800
Loan balance of revolving
  credit line loans 2 months
  delinquent  . . . . . . . . .       $    2,250      $    3,717      $    5,161     $    5,358      $   8,447       $ 8,292
Loan balance of revolving
  credit line loans 3 months
  or more delinquent  . . . . .       $   22,361      $   18,751      $   17,508     $   22,989      $  33,763       $39,508
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance of
  revolving credit line loans .            2.29%           2.11%           2.19%          2.63%           3.26%           3.53%


                  REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                                    As of December 31,
                                    -------------------------------------------------------------------------------------
                                     1991           1992           1993           1994            1995            1996
                                    ------         ------          -----          ----            ----            -----
Number of revolving credit
  line loans serviced . . . .        15,913         15,084         13,839         15,598          25,056          28,368
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . .      $1,073,492     $1,062,930     $1,037,427     $1,079,693      $1,293,483      $1,353,800
For the Period:
  Gross Charge-offs
    dollars . . . . . . . . .      $      936    $     1,447     $    3,153     $    1,118      $    3,700       $1,860
  Percentage(1)                         0.09%          0.14%          0.30%          0.10%           0.29%           0.14%


_____________
    (1) As a percentage of aggregate balance of revolving credit line loans serviced.

     Additionally, the information contained in the tables entitled "Range of Cut-off Date Principal Balances", "Prime Index Mortgage Loan Margins", "One-Month LIBOR Index Mortgage Loan Margins", "Six-Month LIBOR Index Mortgage Loan Margins" and "One-Year Treasury Index Mortgage Loan Margins" under the heading "The Mortgage Pool" on pages S-19 and S-22 of the Prospectus Supplement is hereby updated to indicate, as of December 31, 1996, the Mortgage Loan Balances and Margins of the Mortgage Loans:

             RANGE OF PRINCIPAL BALANCES AS OF DECEMBER 31, 1996

                                                                                      % of Mortgage
                                             Number of           Principal               Pool by
      Range of Principal Balances          Mortgage Loans         Balance           Principal Balance
      ---------------------------          --------------        ---------          -----------------

$0.00--49,999.99  . . . . . . . . . .             47             $ 1,650,088.83               0.37%
$50,000.00--54,999.99 . . . . . . . .             15                 769,003.19               0.17
$55,000.00--59,999.99 . . . . . . . .             13                 753,286.45               0.17
$60,000.00--74,999.99 . . . . . . . .             43               2,910,505.63               0.65
$75,000.00--99,999.99. .. . . . . . .            72               6,372,835.85                1.42
$100,000.00--149,999.99 . . . . . . .            160              19,317,840.85               4.31
$150,000.00 --199,999.99. . . . . . .            111              18,958,960.99               4.23
$200,000.00 --249,999.99  . . . . . .            113              25,082,818.29               5.60
$250,000.00 --299,999.99  . . . . . .             94              25,505,805.00               5.69
$300,000.00 --349,999.99  . . . . . .             93              29,852,120.16               6.66
$350,000.00 --399,999.99  . . . . . .             70              26,014,259.51               5.80
$400,000.00 --449,999.99  . . . . . .             51              21,379,888.62               4.77
$450,000.00 --499,999.99  . . . . . .             45              21,261,016.88               4.74
$500,000.00 --549,999.99  . . . . . .             40              20,768,779.89               4.63
$550,000.00 --599,999.99  . . . . . .             19              10,861,239.99               2.42
$600,000.00 --649,999.99  . . . . . .             32              19,685,750.28               4.39
$650,000.00 --699,999.99  . . . . . .             12               7,994,716.75               1.78
$700,000.00 --749,999.99  . . . . . .             20              14,338,200.26               3.20
$750,000.00 --799,999.99  . . . . . .             12               9,233,549.96               2.06
$800,000.00 --849,999.99  . . . . . .             10               8,132,470.53               1.81
$850,000.00 --899,999.99  . . . . . .              9               7,791,980.48               1.74
$900,000.00 --949,999.99  . . . . . .             10               9,240,952.67               2.06
$950,000.00 --999,999.99  . . . . . .              8               7,844,999.79               1.75
$1,000,000.00 --1,099,999.99. . . . .             25              25,050,000.00               5.59
$1,100,000.00 --1,199,999.99. . . . .             15              17,040,786.36               3.80
$1,200,000.00 --1,299,999.99. . . . .             11              13,518,672.20               3.02
$1,300,000.00 --1,399,999.99. . . . .              5               6,654,069.99               1.48
$1,400,000.00 --1,499,999.99. . . . .              4               5,676,576.93               1.27
$1,500,000.00 --1,599,999.99. . . . .              5               7,575,000.00               1.69
$1,600,000.00 --1,699,999.99. . . . .              3               4,900,000.00               1.09
$1,700,000.00 --1,799,999.99. . . . .              2               3,450,000.00               0.77
$1,900,000.00 --1,999,999.99. . . . .              3               5,998,544.76               1.34
$2,000,000.00 --2,099,999.99. . . . .              2               4,025,000.00               0.90
$2,100,000.00 --2,199,999.99. . . . .              1               2,162,500.00               0.48
$2,200,000.00 --2,299,999.99. . . . .              1               2,237,500.00               0.50
$2,400,000.00 --2,499,999.99. . . . .              3               7,488,802.08               1.67
$2,500,000.00 --2,599,999.99. . . . .              1               2,500,000.00               0.56
$3,000,000.00 or Higher . . . . . . .              6              24,297,383.05               5.42
                                               ------           ---------------             ------
     TOTALS . . . . . . . . . . . . .          1,186            $448,295,906.22             100.00%
                                               ======            ==============             ======

          PRIME INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996

                                                                              % of Such Mortgage
                       Number of                                                   Loans by
     Margin         Mortgage Loans            Principal Balance                Principal Balance
    --------        --------------            -----------------               ------------------
  0.250%                   4                   $ 529,218.81                     39.38%
  0.375%                   1                     232,000.00                     17.26
  0.500%                   3                     468,863.98                     34.88
  0.750%                   2                     114,000.00                      8.48
                          --                   ------------                     -----
         TOTALS           10                   $1,344,082.7                     100.00%
                          ==                   ============                     ======


        ONE-MONTH LIBOR MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996

                                                                              % of Such Mortgage
                       Number of                                                   Loans by
     Margin         Mortgage Loans            Principal Balance                Principal Balance
    -------         --------------           ------------------               ------------------
  0.875%                    1                 $   491,000.00                     0.60%
  1.000%                    1                     500,000.00                     0.61
  1.125%                    3                   1,114,500.00                     1.36
  1.250%                    3                     997,760.00                     1.22
  1.375%                   13                  12,094,473.45                    14.76
  1.500%                   16                   9,183,206.60                    11.20
  1.625%                   32                  19,922,085.88                    24.31
  1.750%                    7                   4,644,823.44                     5.67
  1.875%                   42                  19,606,694.61                    23.92
  2.000%                    5                   2,660,756.14                     3.25
  2.125%                   34                   7,026,493.09                     8.57
  2.250%                    1                     196,000.00                     0.24
  2.375%                   17                   2,941,795.56                     3.59
  2.500%                    1                     125,558.41                     0.15
  2.625%                    5                     453,900.00                     0.55
                          ----               ---------------                   -------
         TOTALS           181                $ 81,959,047.18                   100.00%
                          ====               ===============                   =======

     SIX-MONTH LIBOR INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996

                                                                              % of Such Mortgage
                       Number of                                                   Loans by
     Margin         Mortgage Loans            Principal Balance                Principal Balance
     ------         --------------            -----------------               ------------------
  0.250%                     1                 $    233,091.45                 0.07%
  0.625%                     2                    1,415,000.00                 0.44
  0.875%                     6                    3,485,805.10                 1.08
  1.000%                     5                    2,683,000.00                 0.83
  1.250%                     6                    2,552,020.44                 0.79
  1.375%                     1                      320,000.00                 0.10
  1.500%                    36                   38,918,605.18                12.09
  1.625%                    47                   33,723,439.12                10.48
  1.750%                   138                   71,039,240.76                22.07
  1.875%                    32                   30,021,972.07                 9.33
  2.000%                   168                   71,112,084.02                22.10
  2.125%                    11                    5,638,673.23                 1.75
  2.250%                   260                   41,658,184.66                12.94
  2.375%                     4                      715,146.09                 0.22
  2.500%                    83                   12,683,840.70                 3.94
  2.625%                     8                      970,153.51                 0.30
  2.750%                    45                    4,528,633.53                 1.41
  3.000%                     2                      198,000.00                 0.06
                           ---                   -------------                -----
         TOTALS            855                 $321,896,889.86                100.00%
                           ===                 ===============                ======



    ONE-YEAR TREASURY INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1996

                                                                                       % of Such Mortgage
                          Number of                                                         Loans by
      Margin            Mortgage Loans              Principal Balance                   Principal Balance
      -------           --------------              -----------------                  -------------------
         1.625%                   2                  $   2,449,999.95                            5.68%

         1.750%                   7                      4,938,697.63                           11.46

         1.875%                   9                      4,223,320.00                            9.80

         2.000%                   6                      3,597,000.00                            8.35

         2.125%                  21                      7,763,430.45                           18.01

         2.250%                  18                      3,252,204.76                            7.55

         2.375%                  16                      4,359,011.22                           10.11

         2.500%                  43                      7,602,321.05                           17.65

         2.625%                   1                        301,500.00                            0.70

         2.750%                  79                      3,764,962.57                            8.74

         2.875%                   2                        169,931.25                            0.39

         3.000%                   5                        448,507.51                            1.04

         3.125%                   1                        225,000.00                            0.52
                                ---                   ---------------                          -------
            TOTALS              140                   $ 43,095,886.39                          100.00%
                                ===                   ===============                          =======

                             ____________________

                The date of this Supplement is March 31, 1997.